                                                                     EXHIBIT 4.1

                          (Form of Share Certificate)

                            [FRONT OF CERTIFICATE]

                                    Certificate for not more than 100,000 shares
     [Certificate Number]                         [Number of Shares]
                                                     [CUSIP Number]
                                         See Reverse For Certain Definitions

                     JOHN HANCOCK FINANCIAL SERVICES, INC.
             Incorporated Under The Laws Of The State Of Delaware
This Certificate is Transferable either in Boston, Massachusetts or in New York,
                                   New York

     THIS CERTIFIES that _______________________________________________________

     is the Owner of ________________ (Number) FULLY-PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $.01 PER SHARE

of John Hancock Financial Services, Inc. transferable on the books of the Corporation by said owner in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Corporation's Restated Certificate of Incorporation and By-Laws, as amended (copies of which are on file with the Transfer Agent), to all of which the holder by acceptance hereof assents. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

     WITNESS the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.

                         SEAL

Dated:

John Hancock Financial Services, Inc.

By:  ________________________                   _______________________
      Stephen L. Brown                             [               ]
     Chairman and Chief                                Secretary
      Executive Officer

Countersigned and registered
  [Name of Bank]

_________________________
By:  [Authorized Officer]
Transfer Agent and Registrar

                           [REVERSE OF CERTIFICATE]

      This Certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between the Corporation and Equiserve Limited Partnership, dated as of [___________], 2000, and as it may be amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Corporation will mail to the holder of this certificate a copy of the Rights Agreement (as in effect on the date of mailing) without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights beneficially owned by an Acquiring Person, or any Associate or Affiliate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

      Ownership and transfer of the shares of Common Stock represented by this certificate are subject to certain restrictions. Subject to certain limited exceptions, these restrictions prevent (i) any person or persons acting in
                                        -
concert from directly or indirectly offering to acquire or acquiring beneficial ownership of 10% or more of the Common Stock of the Corporation or of John Hancock Life Insurance Company until the date that is two years from the date of the initial public offering of the Corporation, and (ii), without the prior
                                                     --
approval of the Corporation's Board of Directors and of the Massachusetts Commissioner of Insurance, any person or persons acting in concert from directly or indirectly offering to acquire or acquiring beneficial ownership of 10% or more of the Common Stock of the Corporation or of John Hancock Life Insurance Company during the one year period following the two-year period described in the preceding clause. The full text and exact terms of these restrictions and the exceptions thereto are specifically set forth in Articles VIII and IX of the Restated Certificate of Incorporation of the Corporation.

                     JOHN HANCOCK FINANCIAL SERVICES, INC.

      The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation, and the qualifications, limitations or restrictions of such preferences and/or rights. Such request should be addressed to the transfer agent named herein.

      The following abbreviations when used in the inscription on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below may be used.

Abbreviation      Equivalent
------------      ----------
TEN COM           as tenants in common                UNIF GIFT MIN ACT--
TEN ENT           as tenants by the entireties        ______________________
JT TEN            as joint tenants with right of      (Custodian's Name).........Custodian.......__________ (Minor)
                  survivorship and not as             under the Uniform Gifts to Minors Act.................(State)
                  tenants in common
DM                Administrator(s)
                  Administratrix
EST               Estate, Of estate of
EX                Executor(s),
                  Executrix
FBO               For the benefit of
MB                Made by
TR                (As) trustee(s), for, of
UA                Under agreement
UW                Under will of, Of will of,
                  Under last will & testament

Assignment Form

     FOR VALUE RECEIVED THE UNDERSIGNED SELLS, ASSIGNS AND TRANSFERS UNTO

_________________________________________
PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (PLEASE PRINT OR TYPE NAME AND ADDRESS OF ASSIGNEE)

__________ shares of the capital stock represented by this certificate and does hereby irrevocably constitute and appoint ______________________________________
                           (leave blank or fill in as explained in Notice below)
as Attorney to transfer the said Stock on the books of the Corporation with full power of substitution.

                                        X
                                        ----------------------------------------
DATED  ______________________           X
                                        ----------------------------------------
                                        (Sign here exactly as name(s) is shown
                                        on the face of this certificate without
                                        any change or alteration whatever.)

                                        Signature(s) Guaranteed:

      THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION PARTICIPATING IN A MEDALLION PROGRAM APPROVED BY THE SECURITIES TRANSFER ASSOCIATION, INC., SUCH AS, A COMMERCIAL BANK, TRUST COMPANY, SECURITIES BROKER/DEALER, CREDIT UNION, OR A SAVINGS ASSOCIATION.

      Important Notice: When you sign your name to this Assignment Form without filling in the name of your "Assignee" or "Attorney", this stock certificate becomes full negotiable, similar to a check endorsed in blank. Therefore, to safeguard a signed certificate, it is recommended that you either (i) fill in the name of the new owner in the "Assignee" blank, or (ii) if you are sending the signed certificate to your bank or broker, fill in the name of the bank or broker in the "Attorney" blank. Alternatively, instead of using this Assignment form, you may sign a separate "stock power" form and then mail the unsigned stock certificate and the signed "stock power" in separate envelopes. For added protection, use certified or registered mail for a stock certificate.